UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2007

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 444-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

(a)          The information required by this item is incorporated herein by reference to the relevant information disclosed under Item 5.03(a) below.

(b)	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

(a) – (d)	N/A

(e)          On May 3, 2007, our Compensation Committee of the Board of Directors determined and our Board of Directors approved discretionary cash bonus awards to be paid to the executive officers identified below for our fiscal year ended March 31, 2007. The awards were based upon the performance of our company and each officer’s individual performance. The awards, which will be paid in May, were as follows:

Name	Cash Bonus
Michael Weiner	$500,000
Ira Bahr	$275,000
Ken Boenish	$175,000
Karyn Miller	$62,500

(f)	N/A

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          Our board of directors approved on May 3, 2007 amendments to (1) our articles of incorporation, as amended, that were required to be adopted under applicable Colorado law to reflect an automatic reduction in the number of our authorized shares of preferred stock resulting from the conversion in fiscal 2000 and 2001 of our 600 outstanding shares of 7% Series C Convertible Preferred Stock, and (2) our first amended and restated bylaws to clarify that the Company may issue and transfer shares of its common stock in uncertificated form as required by applicable Nasdaq Stock Market rules.

Our 7% Series C Convertible Preferred Stock, when designated under our articles of incorporation as then in effect, prohibited the reissuance of shares so designated following their conversion or redemption. In such circumstances, the Colorado Business Corporation Act, as amended, requires articles of incorporation to be amended to reflect the reduction in the stated number of shares authorized for issuance thereunder. Accordingly, the amendment approved by our board of directors reduced by 600 the total number of shares of preferred stock that we are authorized to issue from time to time under our articles of incorporation, as amended to date. The rights of our shareholders were not affected by the amendment because there are no shares of our preferred stock outstanding. Also, because there were numerous documents spanning several years comprising our articles of incorporation, as amended, on file with the Colorado Secretary of State, our board of directors approved resolutions authorizing our articles of incorporation, as amended, to be restated. Under applicable Colorado law, both the amendment and the restatement are effective without shareholder action. Our Amended and Restated Articles of Incorporation giving effect to the foregoing matters is filed herewith as Exhibit 3.1 and incorporated herein by reference.

With respect to the amendment to our first amended and restated bylaws, the Nasdaq Stock Market has adopted rules that are effective January 1, 2008 requiring our listed shares of common stock to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. To be eligible, shares are required to be issuable in uncertificated form. The amendments adopted by our board of directors clarify that our shares of capital stock may be uncertificated. Except to the extent that shareholders may not receive certificates for their shares in the future, if the board of directors determines at a future date to issue uncertificated shares, the rights of our shareholders were not affected by the amendment. Our Amended and Restated Bylaws giving effect to the foregoing matters is filed herewith as Exhibit 3.2 and incorporated herein by reference.

The foregoing amendment summaries are qualified in their entirety by reference to the full text of the documents filed as exhibits herewith.

(b)	N/A

Item 8.01 Other Events.

Our company announced on May 8, 2007, that our Board of Directors declared a cash dividend of $0.125 per share of common stock, payable on June 29, 2007, to shareholders of record on June 4, 2007.

Item 9.01 Financial Statements and Exhibits

(a) – (c)	N/A

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007	NEW FRONTIER MEDIA, INC.

By: /s/ Karyn Miller Karyn Miller, CFO

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws